EXHIBIT 99.1

Richard J. King
Senior Vice President, Corporate Communications
AMC Entertainment Inc.
(816) 221-4000

AMC Entertainment Inc. Fiscal Third Quarter Earnings Conference Call and Webcast At 9:00 a.m. CST On January 28

KANSAS CITY, Mo.—January 23, 2004--AMC Entertainment Inc. (AMEX: AEN) will conduct a conference call and slide presentation to discuss fiscal 2004 third quarter results and certain forward-looking information at 9:00 a.m. CST on Wednesday, January 28, 2004.

Internet access to the call and supporting slides will be available through AMC’s website www.amctheatres.com.  The call can also be accessed by phone at (877) 307-8182, or (706) 634-8221 for international callers.  Media and individuals will be in a listen-only mode, and participants are requested to log in a few minutes early.

A replay of the conference call will be available on the website and by phone through Wednesday, February 11, 2004.  The telephone replay can be accessed by calling (800) 642-1687, or (706) 645-9291 for international callers, and entering the conference ID number 4884899.

AMC is scheduled to release earnings earlier in the day on January 28, 2004.

AMC Entertainment Inc. is a leader in the theatrical exhibition industry.  Through its circuit of AMC Theatres, the Company operates 233 theatres with 3,549 screens in the United States, Canada, France, Hong Kong, Japan, Portugal, Spain and the United Kingdom.   Its Common Stock trades on the American Stock Exchange under the symbol AEN.  The Company, headquartered in Kansas City, Mo., has a website at www.amctheatres.com.